EXHIBIT 23.1
CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use, in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, of our report dated March 22, 2010 relating to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Odenberg Ullakko Muranishi & Co
San Francisco, California
October 4, 2010